UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2021

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule I 4a-I 2 under the Exchange Act (17 CFR 240.l 4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l 3e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. l 2b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Financing

On November 22, 2021, Northwest Biotherapeutics, Inc. (the “Company”) entered into a loan financing with Streeterville Capital, LLC (the “Lender”) pursuant to which the Company received net proceeds of $15,000,000 (the “Loan”). The Loan has a maturity of 22 months. No payments are due for the first 8 months of the Loan term.

Thereafter, the Loan will be amortized in 14 equal monthly installments of principal at 110% of the pro rata amount, plus accrued interest. The interest on the Loan is 8% per annum, and there is a 10% OID. The Loan allows pre-payment at any time at the Company’s election. The Loan documents contain customary default provisions.

Upon announcement of the top line data (“TLD”) from the Company’s Phase III clinical trial of DCVax®-L for glioblastoma brain cancer, the Lender has a then-springing right to exchange the outstanding balance of the loan for common shares priced at the price of the first private placement transaction following TLD less a 12% discount and to purchase another 50% of that number of shares at the same price. This then-springing right expires 14 days after the post-TLD private placement.

The funds will be used for the Company’s ongoing business operations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: November 29, 2021	By:	/s/ Linda Powers
Name :Linda Powers
Title: Chief Executive Officer and Chairman